UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

Cardiff Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File Number)	IRS Employer
of incorporation or organization)		Identification No.)

11055 Flintkote Avenue
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

 Trovagene, Inc
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	CRDF	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2020, Cardiff Oncoloby, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Acorn Bioventures, LP (the “Purchaser”), pursuant to which the Company agreed to offer, issue and sell to the Purchaser, (i) in a registered direct offering, an aggregate of 1,205,400 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”) and (ii) in a concurrent private placement, Series M warrants (the “Warrants”) to purchase up to 482,160 shares (the “Warrant Shares”) of Common Stock, for aggregate gross proceeds to the Company of approximately $2.5 million, before deducting estimated offering expenses payable by the Company.

The combined purchase price for each Share, together with one Warrant, is $2.074. Each Warrant shall be exercisable beginning on the six-month anniversary of the date of issuance and for a period of five years after such date (or five-and-a-half years after the issuance date), at an exercise price of $2.024 per Warrant Share. The exercise price of the Warrants and the Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants may be exercised on a “cashless” basis.

The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 25, 2019, and was declared effective on July 1, 2019 (File No. 333-232321) (the “Registration Statement”).

The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The closing of the offering described above is subject to satisfaction of specified customary closing conditions.

The foregoing summaries of the offerings, the securities to be issued in connection therewith, the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the form of Purchase Agreement and the form of Warrant are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

        Please see the disclosure regarding the Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

        On May 27, 2020, the Company issued a press release announcing its agreement with Acorn Bioventures, LP for Acorn to invest $2.5 million into the Company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Warrant.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release of Cardiff Oncology, Inc. dated May 27, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         May 27, 2020

CARDIFF ONCOLOGY, INC.

By:	/s/ Mark Erlander
Mark Erlander
Chief Executive Officer

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